Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of Scient, Inc. of our report dated February 12, 2001, except as to Notes 2 and 22, which are as of August 23, 2001, relating to the financial statements and financial statement schedule of iXL Enterprises, Inc., which appears in Amendment No. 2 to Scient, Inc.'s Registration Statement on Form S-4 (Registration No. 333-68402) filed on October 11, 2001.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Atlanta, Georgia
November 8, 2001